CLARY CORPORATION
                     1960 South Walker Avenue
                    Monrovia, California 91016


April 19, 2001


Dear Stockholder:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Clary Corporation. The meeting will be held on Wednesday, May 30, 2001 at 3:00 o' clock P.M., local time at the office of Clary Corporation, 1960 South Walker Avenue, Monrovia, California 91016. I hope you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of the Company's 2000 Annual Report.

Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. After reading the enclosed information, kindly complete, sign, date and promptly return the proxy in the enclosed envelope. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the meeting should you later decide to do so.

Your cooperation in promptly submitting your proxy is greatly appreciated.


Very truly yours,




John G. Clary
Chairman,President and Chief Executive Officer

                      CLARY CORPORATION
                 1960 South Walker Avenue
                 Monrovia, California 91016


      NOTICE OF 2001  ANNUAL MEETING OF STOCKHOLDERS


April 19, 2001


The 2001 Annual Meeting of Stockholders of Clary Corporation will be held at the Company's offices at 1960 South Walker Avenue, Monrovia, California, on May 30, 2001 at 3:00 o' clock P.M., for the following purposes:

(1) To elect a Board of Directors for the ensuing year.

(2) To transact such other business as may properly come before the meeting.


Only Stockholders of record at the close of business on April 9, 2001 will be entitled to vote, either in person or by proxy. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.


By Order of the Board of Directors,




John J. Guerin
Secretary

                         CLARY CORPORATION
                     1960 South Walker Avenue
                     Monrovia, California 91016


PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Clary Corporation (the "Company") to be voted at the 2001 Annual Meeting of Stockholders to be held on May 30, 2001.
Only holders of Common Stock of record, at the close of business on April 9, 2000 are entitled to vote at the meeting or any adjournment thereof.
The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders is April 19,2001.

Votes cast by proxy or in person at the meeting will be counted by the Treasurer of the Company. Shares represented by proxies that reflect abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of votes cast on any matter submitted to the shareholders for a vote.

Shares referred to as 'broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter(even though those shares may be considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees will be voted as indicated in the accompanying proxy card.

In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares will be elected. Votes cast against a candidate or votes withheld will have no legal effect.
No shareholder shall be entitled to cumulate votes in the election of directors (i.e., cast for any candidate a number of votes greater than the number of the shareholder's shares) unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder may determine. In the event that the conditions precedent to cumulative voting are satisfied, the Board of Directors intends to distribute ratably (or as closely thereto as is reasonably practicable so as not to require fractional votes) among the nominees for office named in this Proxy Statement any votes for which it holds a Proxy. If voting is not conducted by cumulative voting, each share will be entitled to one vote, and the holders of a majority of the shares voting at the meeting will be able elect all of the directors. In such event, the other shareholders will be unable to elect any director or directors.

On all matters other than the election of directors, each share of Common Stock is entitled to one vote, and the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the quorum) is required for the shareholders to take action. Assuming the presence of a quorum, the shareholders present at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. On April 9,2001, a total of 1,807,419 shares of Common Stock was outstanding.

ITEM 1
ELECTION OF DIRECTORS

Action will be taken at the meeting for the election of six directors of the Company. It is the intention of the persons named in the enclosed proxy to distribute the votes represented by the proxies which they hold among the six candidates named in such proportions as they see fit. If any candidate should be unable to serve or should otherwise be unavailable (which the Board of Directors now has no reason to foresee), the proxy grants discretionary authority to vote for other candidates. The directors elected at the meeting will serve until the next Annual Meeting of Shareholders and the election of their successors.

The following schedule sets forth certain information concerning the nominees for election as directors including their principal occupation and business experience during the past five years.


Nominees for Election to the Board of Directors
-----------------------------------------------
DONALD G ASH
Mr. Ash, age 65, has been a director since 1972. He was President, Treasurer and Chief Executive Officer of Clary Corporation from June 1973 to December 31, 1995. Mr. Ash is currently semi-retired and part-time Treasurer and Secretary of Clary Corporation.

JOHN G. CLARY
Mr. Clary, age 74, has been a director since 1972 and the Chairman of the Board of Clary Corporation since 1976, and President and Chief Executive Officer of Clary Corporation since April 1 2000. He is also the President and Chief Executive Officer of Addmaster Corporation, a manufacturer of business machines. Mr. Clary is also a stockholder and Director of Addmaster Corporation.
Mr. Clary is the father of John P. Clary and Hugh L. Clary.

JOHN P. CLARY
Mr. Clary, age 43, has been a director since 1987. Mr. Clary is the Director of Engineering of Addmaster Corporation and has been a Director of that Corporation since November 1984. He holds a Ph.D. in Electrical Engineering from Stanford University.

HUGH L. CLARY
Mr. Clary, age 40, has been a director since 1992. Mr. Clary has been a Vice-President and Secretary of Addmaster Corporation since 1989. He holds a Masters in Business Administration from Duke University.

RUSSELL T. GILBERT
Mr. Gilbert, age 71, has been a director since 1996. Mr. Gilbert served from 1959 to 1995 as Founder, President and Chief Executive of CIMCO, Inc., a plastic products company. Mr. Gilbert also served on Clary Corporation's Board from 1972 to 1983.

JOHN J. GUERIN
Mr. Guerin, age 74, has been a director and Secretary since 1971. Mr. Guerin is a practicing attorney.


The Board of Directors Recommends A Vote FOR The Election of All The Nominees to The Board of Directors.

BOARD OF DIRECTOR MEETING AND COMMITTEES

The Board of Directors held three (3) meetings during fiscal 2000. During fiscal 2000, each of the current directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees in which they served (during the period that they served).

The Board of Directors has Audit,Compensation and Executive Committees. The Company has no standing Nominating Committee.

The Audit Committee, which consisted of Mr. Gilbert and Mr. Hugh L. Clary, met once during fiscal 2000. The Audit committee, among other things,reviews the scope and results of audit and non-audit functions and budgets the expenses of the Company.

The Compensation Committee, which consisted of Mr. John G. Clary (Chairman of the Committee), Mr. Gilbert, and Mr. John P. Clary, met once during fiscal 2000. The Compensation Committee, among other things, reviews and approves or amends the recommendations of the President of the Company as to appropriate compensation for the key employees of the Company, periodically reviews the general compensation levels for executives in similar industries and makes recommendations to the full Board with respect to compensation of the President.

The Executive Committee, which consisted of Mr. Ash, Mr. John G. Clary, Mr. John
P. Clary and Mr. Guerin, did not meet during fiscal 2000. The Executive Committee exercises all the powers and authority of the Board of Directors in the management of business and affairs of the Company which are permitted by the Bylaws of the Company to be exercised by the Executive Committee.


					DIRECTOR COMPENSATION
					---------------------
In 2000, Mr. Guerin received $350 per month for his services as Secretary of the Company. He was the only director to receive compensation for his services on the Board.

                             STOCK OWNERSHIP
                             ---------------
Stock Ownership of nominated Directors and Executive officers:

                                         Amount of Common Stock         Percent
Name of Owner                              Beneficially owned          of Class
------------------                       ----------------------        --------
Donald G. Ash                                86,789(1)                   4.5%
John G Clary                                276,589(2)                  14.4%
John P. Clary                               144,638(3)                   7.5%
Hugh L. Clary                                89,802                      4.7%
Rusell T. Gilbert                            42,000                      2.2%
John J. Guerin                                2,100                      0.1%
All executive officers and directors
as a group (6 persons)                      800,767(4)                  41.6%

(1) Includes 917 shares issuable on conversion of 797 shares of the Company's
    Preferred Stock

(2) Includes (i) 20,000 shares issuable on conversion of the Company's 9.5% notes held by Mr. Clary's Living Trust, and (ii) 6,625 shares issuable on conversion of 5,761 of the Company's Class "A" Preferred Stock owned by Mr. Clary's Living Trust.

(3) Includes 50,000 shares issuable on conversion of the Company's 9.5% notes.

(4) Includes 110,000 shares issuable on conversion of Company's 9.5% notes, 7,542 shares issuable on conversion of the Company's Class "A" Preferred
    Stock, and John G. Clary as Trustee with voting power for the Harland
    W. Gerds Trust.


                				PRINCIPAL STOCKHOLDERS
			                	----------------------
The following table sets forth the only persons known by the Company to own beneficially five percent or more of the Company's Common Stock on April 9,2001

                                        Amount and
                                         Nature of
                                         Beneficial                Percent
Name and Address                          Ownership                of Class
-----------------                       -----------                ---------
John G. Clary, Living Trust and as
Trustee For the J&B Clary Community
Property Trust                             276,589(1)               9.7%
2850 Thorndike Rd.
Pasadena, CA 91107

John G. Clary as Trustee for the           158,749(2)               5.6%
Harland W. Gerds Trust
2850 Thorndike Rd.
Pasadena, CA 91107

John P. Clary                              144,638(2)               5.1%
2320 Lambert Drive
Pasadena, CA 91107

Addmaster Corporation                      921,258(2)              32.4%
225 E Huntington Dr.
Monrovia, CA 91017-5016

(1) Includes (i) 20,000 shares issuable on conversion of the Company's 9.5% notes held by Mr. Clary's Living Trust, and (ii) 6,625 shares issuable on conversion of 5,761 of the Company's Class "A" Preferred Stock owned by Mr. Clary's Living Trust.

(2) Includes 50,000 shares issuable to Mr. John P. Clary, 40,000 shares issuable to Harland W. Gerds and 400,000 shares issuable to Addmaster Corporation on conversion of the Company's 9.5% notes also includes 440,000 shares issuable to Addmaster Corporation on conversion of 55,000 shares of the Company's
    Class "B" Preferred Stock.



				EXECUTIVE OFFICER
				-----------------
Richard W.Henson served as Executive Vice President and Chief Operating Officer
of the Company from January 1,1996 to February 28,1999 and as President and
C.O.O from March 1,1999 to April 1,2000. On April 1,2000 Mr. Henson resigned to take position with another Company. Mr. Henson's duties as President were absorbed by Mr. John G. Clary, Chairman of the board and Chief Executive Officer of the Company.

For the fiscal year ended December 31,2000, Mr. Clary, as C.E.O received no compensation from the Company. No other executive officer received compensa-tion or perquisites or other personal benefits, securities or property which in the aggregate amounted to $100,000. Compensation for all axecutive officers as a group and including Mr. Clary and Mr. Henson amounted to $66,750 in 2000, $131,500 in 1999, $131,825 in 1998 ans $124,200 in 1997.



Stock Option Plans
-------------------
During the year ended December 31, 2000, there were no options granted to or exercised by any officers under the Employee Incentive Stock Option Plan adopted in 1996 ("1996 Plan"). At December 31,2000 there were no options held by any officer of the company.


AFFILIATED COMPANY
------------------
Clary Corporation and Addmaster Corporation are affiliated due to both common management and ownership. John G. Clary, Chairman, President and Chief Executive
Officer of Clary Corporation is also the President and Chief Executive officer of Addmaster Corporation. Mr.Clary is also the major shareholder of both
Corporations. His sons Doctor John P. Clary and Hugh L. Clary are also Directors of Clary Corporation as well as Officers and Directors of Addmaster Corporation.
Both of these gentlemen are also substantial shareholders in both Clary Corpo-
ration and Addmaster Corporation.



The following major transactions have taken place between Clary Corporation and Addmaster Corporation over the past few years.

(1) During 1996 and 1998 Addmaster loaned Clary $325,000 and $75,000 respectively under 10.75% secured promissory notes. The loans are secured by a second position to Clary's bank on all assets of the Company and are due on October 15,2001.


(2) Clary purchased inventory items from Addmaster amounting to $1,152,000 in 2000, $650,000 in 1999 and $603,000 in 1998.

(3) During 1996 Addmaster loaned to Clary $400,000 in exchange for a $400,000,
    9.5% convertible subordinated debenture due October 17,2000. At December 31,
    1999 this debenture was extended to January 17, 2002.

(4) On December 31, 1998 Addmaster exchanged $150,000 in cash and $400,000 in past due accounts payable from Clary for a $550,000, 9% long-term note due
    January 15, 2000. Clary had the option to have Addmaster convert this note for the new 7% Cumulative Preferred Stock. The Company exercised this option on May 31,1999 and the $550,000 of notes were converted to Series "B"
    Preferred Stock.

Amounts due from Clary to Addmaster at December 31, 2000 were included in the following balance sheet accounts:


                                                        2000
                                                        -----
Short-term notes payable                              $400,000
Accounts Payable, related party                       $565.000
Long-term liabilities
9.5% subordinated convertible notes                   $400,000


MISCELLANEOUS

On the date of this Proxy Statement, management did not know of any other business to be acted upon at the meeting, other than described in this Proxy Statement. Should other business be properly presented for action, the proxies solicited hereby will be voted in accordance with the judgment of the proxy holders.

A representative of Stonefield Josephson, the Company's independent public accountants, is expected to be present at the meeting to make a statement if he or she desires to do so and to respond to appropriate questions from share-holders.

If the enclosed form of proxy is signed and returned, it will be voted. Any shareholder has the power to revoke such shareholder's proxy before it is voted.
A proxy may be revoked by delivery in writing a note to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and delivered to the Secretary of the Company, or by attendance at the meeting and voting in person by the person executing the proxy.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph. It is anticipated that banks, brokerage houses and other custo-dians, nominees or fiduciaries will be requested to forward proxy solicitation material to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed for their out-of-pocket expenses incurred in connection therewith. Director, officers and regular employees of the Company may also solicit proxies by such methods without additional remuneration.


SHAREHOLDER PROPOSALS
---------------------
At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Meeting other than the proposals specifically set forth in the
Notice of Annual Meeting of Stockholders and referred to herein.  If any other matters are properly presented for action at the Meeting, it is intended that the persons named in the accompanying Proxy will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the
Board of Directors.

Any proposal which a stockholder intends to present at the next Annual Meeting of Stockholders, to be held in 2002, must be received in writing at the office of the Company set forth on the first page of this Proxy Statement by January 9, 2002 if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

